SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-1424
SERIES NO.: 12



74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   16,489
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   10,703
              Class C                    4,982
              Class R                      231
              Investor Class            35,224
              Institutional Class       12,082


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 10.12
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $  9.69
              Class C                  $  9.69
              Class R                  $ 10.07
              Investor Class           $ 10.18
              Institutional Class      $ 10.21